                                                                     Exhibit 4.3

  This document was filed for qualification with the Internal Revenue Service on March 30, 1995.







                          SAVINGS PLAN FOR EMPLOYEES

                        OF FLORIDA PROGRESS CORPORATION









                            Effective July 1, 1973
                         As Amended and Restated as of
                                January 1, 1994


                           And Reflecting Amendments
                            Through January 1, 1995

                          SAVINGS PLAN FOR EMPLOYEES
                        OF FLORIDA PROGRESS CORPORATION


                           ARTICLE I - INTRODUCTION
                           ------------------------

1.01 Name - This Plan shall be known as the Savings Plan for Employees of Florida Progress Corporation.

1.02 Purpose- The Plan is established by the Company for the purpose of providing supplemental retirement, death, and disability benefits, and a flexible and competitive compensation program for long service employees.

1.03 Effective Date - The effective date of the Plan is July 1, 1973. The Plan has been amended and restated as of January 1, 1994, except that certain provisions are effective as of an earlier or later date as indicated in the Plan.

                           ARTICLE II - DEFINITIONS
                           ------------------------

Unless otherwise required by the context, the terms used herein shall have the following meanings:

2.01 "Accounts" shall mean the Member Account, the Deferred Account, the Company Member Account, the Company Deferred Account. the Member ESOP Account, the Company ESOP Account, the Rollover Account and the Prior Pension Account.

2.02 "Actual Deferral Percentage" shall mean, with respect to a specified group of Employees, the average of the ratios, calculated separately for each Employee in that group, of (a) the amount of Deferred Cash Contributions made pursuant to paragraph 4.01 for a Plan Year (including Deferred Cash Contributions returned to a Highly-Compensated Employee under paragraph 4.01(c) and Deferred Cash Contributions returned to any Employee pursuant to paragraph 4.01(d)), to (b) the Employees' Statutory Compensation for that entire Plan Year, provided that, upon direction of the Plan Administrator, Statutory Compensation for a Plan Year shall only be counted if received during the period an Employee is, or is eligible to become, a Member. The Actual Deferral Percentage for each group and the ratio determined for each Employee in the group shall be calculated to the nearest one one-hundredth of one percent. For purposes of determining the Actual Deferral Percentage for a Plan Year, Deferred Cash Contributions may be taken into account for a Plan Year only if they:
      (a) relate to compensation that either would have been received by the Employee in the Plan Year but for the deferral election, or are attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2 1/2 months after the close of the Plan Year but for the deferral election,
      (b) are allocated to the Employee as of a date within that Plan Year and the allocation is not contingent on the participation or performance of service after such date, and
      (c) are actually paid to the Trustee no later than 12 months after the end of the Plan Year to which the contributions relate. Effective 1/1/92.

2.03 "Adjustment Factor" shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for calendar years beginning on or after January 1, 1988, and applied to such items and in such manner as the Secretary shall provide.

2.04 "Annual Dollar Limit" shall mean for Plan Years beginning on or after January 1, 1989 and before January 1, 1994, $200,000 multiplied by the Adjustment Factor. Commencing with the 1994 Plan Year, the Annual Dollar Limit means $150,000, except that if for any calendar year after 1994 the Cost-of-Living Adjustment as hereinafter defined is equal to or greater than $10,000, then the Annual Dollar Limit (as previously adjusted under this Section) for any Plan Year beginning in any subsequent calendar year shall be increased by the amount of such Cost-of-Living Adjustment, rounded to the next lowest multiple of $10,000. The Cost-of-Living Adjustment shall equal the excess of (i) $150,000 increased by the adjustment made under Section 415(d) of the Code for the calendar year except that the base period for purposes of Section 415(d)(1)(A) of the Code shall be the calendar quarter beginning October 1, 1993 over (ii) the Annual Dollar Limit in effect for the Plan Year beginning in the calendar year.

2.05 "Annuity Starting Date" shall mean the first day of the first period for which an amount is paid following a Member's retirement or other termination of employment. Effective 1/1/89.

2.06 "Beneficiary" shall mean any person designated by a Member on a form supplied by the Company to receive benefits payable in the event of the death of the Member. The sole Beneficiary of a married Member who dies on or after August 23, 1984 shall be the Member's spouse unless the Member has designated someone other than his spouse ms his Beneficiary and such designation is signed by the Member's spouse and witnessed by a Plan representative or notary public, unless such requirements are waived by the Plan Administrator in accordance with applicable law. A Member's designation of his Beneficiary shall not be changed unless further spousal consent is obtained. Beneficiary designations of married Members in effect immediately prior to August 23, 1984 are automatically void. When a Member becomes married, any previous Beneficiary designation shall be automatically void. If no such designation is in effect at the time of death of the Member, or if no person so designated shall survive the Member, the Beneficiary shall be the estate of the Member.

2.07 "Board of Directors" shall mean the Board of Directors of Florida Progress Corporation or its delegate.

2.08 "Code" shall mean the Internal Revenue Code of 1986, as from time to time amended.

2.09 "Company" shall mean Florida Progress Corporation or any associated or affiliated company hereafter authorized by the Board of Directors of Florida Progress Corporation to participate in the Plan with respect to its employees.

2.10 "Company Deferred Account" shall mean the account into which shall be credited the Regular Company Contributions and Special Company Contributions made on a Member's behalf with respect to his Deferred Cash Contributions, and earnings on those Regular Company and Special Company Contributions.

2.11 "Company ESOP Account" shall mean the account into which shall be credited an amount of shares of Company Stock equal to the balances in the Member's "regular contributions account" and "matching contributions account" on December 31, 1987 under the Employee Stock Ownership Plan of Florida Progress Corporation, and earnings on those shares. Effective 1/1/88.

2.12 "Company Member Account" shall mean the account into which shall be credited the Regular Company Contributions and Special Company Contributions made on a Member's behalf with respect to his Member Contributions, and earnings on those Regular Company and Special Company Contributions.

2.13 "Company Stock" shall mean shares of the common stock of Florida Progress Corporation.

2.14 "Continuous Service" shall mean, except as hereinafter provided, all service with the Company or a Non-participating Company rendered by an Employee whether or not as herein defined. With respect to any calendar year in which an Employee works at least 1,000 Hours, a full year of Continuous Service will be included but no Continuous Service will be included if he works less than 1,000 Hours in such year. Effective 1/1/79.

      There shall be a break in service with respect to any calendar year commencing on or after January 1, 1976, after the year in which a person first becomes employed, during which he has 500 Hours or less. Any service rendered prior to a break in service shall be excluded from an Employee's Continuous Service, unless he shall complete at least one year of Continuous Service following the break in service. If an Employee who has not completed two years of Continuous Service incurs a break in service which equals or exceeds five years, excluding any period of his Continuous Service disregarded under this sentence by reason of any earlier break in service, the service rendered prior to the break in service shall thereafter be excluded from his Continuous Service.

      With respect to any person who was employed by the Company on December 31, 1975, Continuous Service for service rendered prior to that date shall be equal to the Continuous Service recognized through December 31, 1975, under the Plan as in effect on that date.

      If an Employee shall have been absent from the service of the Company because of service in the Armed Forces of the United States and if he shall have returned to the service of the Company or a Non-participating Company within ninety days after his discharge or within the period prescribed by applicable law, whichever period is longer, such absence shall not count as a break in service. Maternity leave shall not be considered as a break in service and the period of any such leave shall be considered as Continuous Service provided the Employee returns to service with the Company or a Non-participating Company on or prior to the expiration date of the maternity leave. Effective 1/1/79.

      A period during which an Employee is on a leave of absence approved by the Company or a Non-participating Company shall not be considered as a break in service. The period of any such leave shall be considered as Continuous Service provided the Employee returns to service with the Company or a Non-participating Company on or prior to the expiration date of the leave of absence. Effective 1/1/94.

      In the case of employment with a Non-participating Company, an Employee shall receive Continuous Service only to the extent that such employment occurred on or after the date the Company became a Non-participating Company. Effective 1/1/79.

2.15 "Contribution Percentage" shall mean with respect to a specified group of Employees, the average of the ratios, calculated separately for each Employee in that group, of (a) the sum of the amount of Regular Company Contributions, Special Company Contributions and Member Contributions made by or on behalf of such Employee for a Plan Year (excluding any Regular Contributions or Special Company Contributions forfeited under the provisions of paragraphs 4.01 and 4.09), to (b) the Employee's Statutory Earnings for that Plan Year; provided that, upon direction of the Plan Administrator, Statutory Earnings for a Plan Year shall only be counted if received during the period an Employee is, or is eligible to become, a Member. The Contribution Percentage for each group and the ratio determined for each Employee in the group shall be calculated to the nearest one one-hundredth of one percent. Effective 1/1/92.

2.16 "Deferred Account" shall mean the account in which shall be credited the Deferred Cash Contributions made on a Member's behalf, and earnings on those contributions.

2.17 "Deferred Cash Contributions" shall mean that portion of the Company's contributions to the Plan on behalf of a Member which are made pursuant to paragraph 4.01.

2.18 "Earnings" shall mean the regular basic compensation paid to a Member, prior to any reduction for Deferred Cash Contributions made on behalf of the Member and any reduction in compensation elected by the Member under the Flex. Power Plan of Florida Power Corporation, and including any lump sum base pay increases paid on and after October 1, 1991, if so elected by the employee receiving the lump sum base pay increases in accordance with such election procedures as shall be established by the Plan Administrator, and including commissions paid on and after June 1, 1993. However, for Plan Years beginning after 1988, Earnings shall not exceed the Annual Dollar Limit. The Annual Dollar Limit applies to the aggregate Earnings paid to a Highly Compensated Employee referred to in paragraph 2.22, his spouse and his lineal descendants who have not attained age 19 before the end of the Plan Year. If, as a result of the application of the family aggregation rule, the Annual Dollar Limit is exceeded, then the Limit shall be pro-rated among the affected individuals in proportion to each such individual's earnings as determined under this paragraph 2.18 prior to the application of the Limit.

2.19 "Employee" shall mean any person regularly engaged in rendering personal services to the Company, who receives compensation from the Company other than pension, severance pay, retainer or fee under contract. The term "Employee" shall also include persons who are on authorized leave of absence, maternity leave, Parental Leave or military leave without compensation, provided there is not a break in service. However, the term "Employee" shall exclude any Leased Employee. Effective 1/1/89.

2.20 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.21 "Gain or Loss" shall mean the amount of gain or loss to be returned with any excess deferrals, excess contributions or excess aggregate contributions under paragraphs 4.01, 4.09, 4.10 or 4.11 for a Plan Year determined as of the last day of such Plan Year under the Plan's method of allocating income to Members' Accounts pursuant to Article VII. Effective 1/1/92.

2.22  "Highly Compensated Employee" shall mean:
      (a) With respect to any Plan Year for which an election is not made under paragraph (b) below, any employee of the Company or a Non-participating Company (whether or not eligible for membership in the Plan) who testifies the criteria of subparagraph (i), (ii) or (ii):
           (i)   During the look-back year the employee:
                 (A) received Statutory Earnings in excess of $75,000 multiplied by the Adjustment Factor;
                 (B) received Statutory Earnings in excess of $50,000 multiplied by the Adjustment Factor and was among the highest 20 percent of employees for that year when ranked by Statutory Earnings paid for that year excluding, for purposes of determining the number of such employees, such employees as the Plan Administrator may determine on a consistent basis pursuant to Section 414(q)(8) of the Code;
                 (C) was at any time an officer of the Company or a Non-participating Company and received Statutory Compensation greater than 50 percent of the dollar limitation on maximum benefits under Section 415(b)(1)(A) of the Code for such Plan Year. The number of officers is limited to 50 (or, if lesser, the greater of 3 employees or 10 percent of employees excluding those employees who may be excluded in determining the top-paid group). If no officer has Statutory Earnings in excess of 50 percent of the dollar limitation on maximum benefits under Section 415(b)(1)(A) of the Code, the highest paid officer is treated as a Highly Compensated Employee.

     (ii) During the determination year, the employee satisfies the criteria under (A), (B) or (C) of (i) above and is one of the 100 highest paid employees of the Company or a Non-participating Company.
     (iii) During the determination year or the look-back year the employee was at any time a five percent owner of the Company or a Non-participating Company.
     (iv) For purposes of paragraph 4.12(a), a Highly Compensated Employee shall include a former employee who separated from service prior to the determination year and who was a 5 percent owner for either (A) the year he separated from service or (B) any determination year ending on or after the employee's 55th birthday.
     (v) The provisions of this subparagraph shall be further subject to. such additional requirements as shall be described in Section 414(q) of the Code and its applicable regulations, which shall override any aspect of this subparagraph inconsistent therewith.

(b) In lieu of determining Highly Compensated Employees in accordance with the provisions of subparagraph (a) above, the Plan Administrator may, for any Plan Year, elect to determine Highly Compensated Employees based on the simplified method provided in IRS Revenue Procedure 93-42. With respect to any Plan Year for which such an election is made, the term "Highly Compensated Employee" shall mean:
     (i)    any employee within the snapshot population who, for the Plan Year:
            (A) receives Statutory Earnings in excess of $75,000 multiplied by the Adjustment Factor,
            (B) receives Statutory Earnings in excess of $50,000 multiplied by the Adjustment Factor and was among the highest 20 percent of employees on the snapshot day when ranked by Statutory Earnings paid for that Plan Year excluding, for purposes of determining the number of such employees, such employees as the Plan Administrator may determine on a consistent basis pursuant to Section 414(q)(8) of the Code; or
            (C) is an officer of the Company or a Non-participating Company on the snapshot day and receives Statutory Earnings greater than 50 percent of the dollar limitation on maximum benefits under
                  Section 415(b)(1)(A) of the Code for such Plan Year. The number of officers is limited to 50 (or, if lesser, the greater of 3 employees or 10 percent of employees excluding those employees who may be excluded in determining the top-paid group). If no officer has Statutory Earnings in excess of 50 percent of the dollar limitation on maximum benefits under
                  Section 415(b)(1)(A) of the Code, the highest paid officer is treated as a Highly Compensated Employee; or

            (D) the employee is a five percent owner of the Company or a Non-participating Company on the snapshot day; and

     (ii) any employee of the Company or a Non-participating Company during the Plan Year who:
            (A) terminated prior to the snapshot day and was a Highly Compensated Employee in the prior year.
            (B) terminated prior to the snapshot day and (1) was a 5 percent owner, (2) has Statutory Compensation for the Plan Year greater than or equal to the projected Statutory Earnings of any employee who is treated as a Highly Compensated Employee on the snapshot day (except for employees who are Highly Compensated Employees solely because they are 5 percent owners or officers) or (3) was an officer and has Statutory Earnings greater than or equal to the projected Statutory Earnings of any other officer who is a Highly Compensated Employee on the snapshot day solely because that person is an officer; or
            (C) becomes employed subsequent to the snapshot day and (1) is a 5 percent owner, (2) has Statutory Earnings for the Plan Year greater than or equal to the projected Statutory Earnings of any employee who is treated as a Highly Compensated Employee on the snapshot day (except for employees who are Highly Compensated Employees solely because they are 5 percent owners or officers), or (3) is an officer and has Statutory Earnings greater than or equal to the projected Statutory Earnings of any other officer who is a Highly Compensated Employee on the snapshot day solely because that person is an officer.
     The provisions of this subparagraph (b) shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code, and its applicable regulations, which are not inconsistent with the foregoing provisions of this subparagraph (b).

(c) For purposes of this paragraph 2.22, the following terms shall have the following meanings:
     (i) the "determination year" shall mean the Plan Year and the "look-back year" means the 12-month period immediately preceding the determination year. However, to the extent permitted under regulations, the Plan Administrator may elect to determine the status of Highly Compensated Employees on a calendar year basis;
     (ii) "snapshot day" shall mean the single day during the Plan Year as of which the Company is determining its Highly Compensated Employees. Such day must be reasonably representative of the workforce of the Company and Non-participating Companies and the Plan's coverage for the Plan Year;

          (iii)  "snapshot population" means all employees of the Company and
                 Nonparticipating Companies on the snapshot day; and
          (iv)   "Statutory Earnings" has the same meaning as set forth in
                 paragraph 2.43 except that solely for purposes of determining Highly Compensated Employees under subparagraph (b) above, the Company may reasonably approximate an employee's Statutory Earnings for the Plan Year (projected to the end of the Plan Year if the snapshot day is not the last day of the Plan Year).

     (d) Notwithstanding the foregoing, employees who are nonresident aliens and who receive no earned income from the Company or a Non-participating Company which constitutes income from sources within the United States shall be disregarded for all purposes of this paragraph
          2.22. Effective 1/1/93.

2.23 "Hour(s)" of service shall mean, with respect to any applicable computation period,
     (a) each Hour for which the Employee whether or not as defined herein is paid or entitled to payment for the performance of duties for the Company or a Non-participating Company,
     (b) each Hour for which an Employee is paid or entitled to payment by the Company or a Non-participating Company on account of a period during which no duties are performed whether or not the employment relationship has terminated but not in excess of 501 Hours for any such single continuous period,
     (c) each Hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or a Non-participating Company excluding any Hour credited under subparagraph (a) or (b), and
     (d) solely for purposes of determining whether an Employee has incurred a break in service under the Plan, each hour for which an Employee would normally be credited under subparagraph (a) or (b) during a period of Parental Leave but not more than 501 hours for any single period. However, the number of hours credited to an Employee under this subparagraph (d) during the computation period in which the Parental Leave began, when added to the hours credited to an Employee under subparagraph (a) through (c) during that computation period, shall not exceed 501 hours. If the number of hours credited under this subparagraph (d) for the computation period in which the Patent Leave began is zero, the provisions of this Subparagraph (d) shall apply as though the Parental Leave began in the immediately following computation period; and
     (e) solely for purposes of determining whether an Employee has incurred a break in service under the Plan, each hour for which an Employee would normally be credited under subparagraph (a) or (b) above during a period of leave for the birth, adoption or placement of a child, to care for a spouse or an immediate family member with a serious illness or for the employee's own illness pursuant to the Family and Medical Leave Act of 1993 and its regulations or during a period of leave granted for any other reason under the Company's family and medical leave policy. Effective 8/5/93.

      No Hours shall be credited on account of any period during which the Employee performs no duties and receives payment solely for the purpose of complying with workers' compensation, unemployment compensation or disability insurance laws. The Hours of service to be so credited and shall be determined pursuant to 29 Code of Federal Regulations, Section 2530.200b-2(b) and (c) as promulgated by the United States Department of Labor. Effective 1/1/79.

2.24 "Investment Committee" shall mean the committee appointed by the Board with the authority to manage and control the assets, operation and administration of the Plan. Effective 8/15/85.

2.25  "Investment Fund(s) or Fund(s)" shall mean the fund(s) described in
      Article VIII, which are held in trust for the investment of Member and Company contributions to the Plan.

2.26 "Leased Employee" shall mean any person performing services for the Company or a Non-participating Company as a leased employee as defined in
      Section 414(n) of the Code. Effective 1/1/89.

2.27 "Member" shall mean an Employee who is participating in and making contributions and/or authorizing Deferred Cash Contributions to the Plan or who, by virtue of his prior participation in the Plan or the Employee Stock Ownership Plan of Florida Progress Corporation, has Accounts in one or more of the Investments Funds.

2.28 "Member Account" shall mean the account into which shall be credited the Member Contributions made by a Member, and earnings on those contributions.

2.29 "Member Contributions" shall mean the contributions made by a Member on an after-tax basis pursuant to paragraph 4.02.

2.30 "Member ESOP Account" shall mean the account into which shall be credited an amount of shares of Company Stock equal to the balance in the Member's "voluntary contributions account" on December 31, 1987 under the Employee Stock Ownership Plan of Florida Progress Corporation, and earnings on the shares. Effective 1/1/88.

2.31 "Non-participating Company" shall mean any company which has not adopted the Plan and which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which also includes as a member the Company; any trade or business under common control (as delivered in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code. Notwithstanding the foregoing, for purposes of paragraphs 4.13 and 4.17, the definitions in Sections 414(b) and (c) of the Code shall be modified by substituting the phrase "more than 50 percent" for the phrase "at least 80 percent" each place it appears in Section 1563(a)(1) of the Code.

2.32 "Notice" shall mean the indication by an Employee of his or her wishes through the means, written, electronic or telephonic, provided for the particular purpose by the Company.

2.33 "Parental Leave" shall mean a period during which the Employee is absent from work, (a) because of the pregnancy of the Employee, (b) because of the birth of the child of the Employee, (c) because of the placement of a child of the Employee in connection with the adoption of such child by such Employee, (d) for purposes of caring for such child for a period beginning immediately following such birth or placement, or (e) to care for a spouse or an immediate family member with a serious illness or for the employee's own illness as provided under the Company's family and medical leave policy.

2.34 "Plan" shall mean the Savings Plan for Employees of Florida Progress Corporation. This Plan is designed to qualify as a "Profit-Sharing Plan" for all purposes of the Code.

2.35 "Plan Administrator" shall mean the person or persons appointed by the Board of Directors to act as administrative representative on behalf of the Investment Committee.

2.36  "Plan Year" shall mean a calendar year.

2.37 "Prior Pension Account" shall mean the account into which shall be credited the transfers made on a Member's behalf pursuant to paragraph 4.06, and earnings on those transfers.

2.38 "Regular Company Contributions" shall mean Company contributions made on a Member's behalf pursuant to paragraph 4.07.

2.39 "Retirement" shall mean the date an Employee terminates employment with entitlement to a benefit under the Employees' Retirement Plan of Florida Progress Corporation.

2.40 "Rollover Account" shall mean the account into which shall be credited the contributions made by a Member pursuant to paragraph 4.03.

2.41 "Savings Plan Goal" shall mean one of the two objective performance standards established, prior to the beginning of each Plan Year for the purpose of determining the amount of Special Company Contributions, if any, to be made for that Plan Year on behalf of the employees of a company which has adopted the Plan. Savings Plan Goals shall be established by the board of directors of each such company with respect to its eligible employees and shall be subject to approval by the Board of Directors of Florida Progress Corporation. Effective 1/1/86.

2.42 "Special Company Contributions" shall mean Company contributions made on a Member's behalf pursuant to paragraph 4.08.

2.43 "Statutory Earning" shall mean the wages, salaries, and other amounts paid in respect of an Employee for services actually rendered to the Company or a Non-participating Company, including by way of example, overtime, bonuses and commissions, but excluding deferred compensation (except in the Plan Year in which such compensation is includible in the Employee's gross income), income from stock options and other distributions which receive special tax benefits under the Code. For purposes of determining Highly Compensated Employees under paragraph 2.22, and key employees under paragraph 4.16, Statutory Earnings shall include Deferred Cash Contributions and amounts contributed on a Member's behalf on a salary reduction basis to a cafeteria plan under Section 125 of the Code. For all other purposes, each Plan Year the Plan Administrator may direct that Statutory Earnings shall include Deferred Cash Contributions and amounts contributed on a Member's behalf on a salary reduction basis to a cafeteria plan under Section 125 of the Code. For Plan Years beginning after 1988, Statutory Earnings shall not exceed the Annual Dollar Limit, provided that such limit shall not be applied in determining Highly Compensated Employees under paragraph 2.22. The Annual Dollar Limit applies to the aggregate Statutory Earnings paid to a Highly Compensated Employee referred to in paragraph 2.22, his spouse and his lineal descendants who have not attained age 19 before the close of the Plan Year. If, as a result of the application of the family aggregation rule, the Annual Dollar Limit is exceeded, then the Limit shall be pro-rated among the affected individuals in proportion to each such individual's Statutory Earnings as determined under this paragraph 2.43 prior to the application of the Limit. Effective 1/1/89.

2.44 "Trust" shall mean the cash and other properties arising from the contributions made by Members and the Company as provided in the Plan and held and administered by the Trustees pursuant to the Trust Agreements for the Investment Funds.

2.45 "Trust Agreement(s)" shall mean the agreement entered into between the Company and a Trustee and specifying the duties by which the Trustee agrees to hold an Investment Fund in trust.

2.46 "Trustee(s)" shall mean the person, corporation, association or combination thereof, which has agreed to accept the appointment of the Investment Committee by entering into a Trust Agreement to hold an Investment Fund in trust.

2.47 "Valuation Date" shall mean the last day of each calendar month. Effective 3/31/92.

2.48 "Masculine" pronouns used herein shall refer to men or women or both and nouns when stated in the singular shall include the plural and when stated in the plural shall include the singular whenever appropriate.

                  ARTICLE III - ELIGIBILITY AND PARTICIPATION
                  -------------------------------------------

3.01  Eligibility

(a) An Employee shall be eligible to become a Member following his completion of six months of uninterrupted employment with the Company, or the completion of one year of Continuous Service, if earlier. For this purpose, a year of Continuous Service shall be a twelve month period during which an Employee completes at least 1,000 Hours of service, commencing on either his initial date of employment or on any January 1, thereafter.

(b) An Employee shall be eligible to become a Member immediately upon his employment by the Company only for the purpose of making a rollover contribution to his Rollover Account pursuant to paragraph 4.03.

(c) Any person reemployed by the Company as an Employee shall have his Continuous Service, if any, restored to him for purposes of this paragraph
      3.01. If he was previously eligible to become a Member, he shall be immediately eligible to become a Member upon Notice in accordance with paragraph 3.02.

3.02  Participation

(a) Each person who, on December 31, 1993, is a Member of the Plan shall continue as a Member of this Plan on January 1, 1994. Each such person who is employed as an Employee on January 1, 1994 may continue to make and to have made on his behalf contributions under the Plan or may make an election regarding such contributions under subparagraph (b) below.

(b) An eligible Employee may become a participating Member by submitting Notice through which he designates the amount of his Earnings he wishes to contribute to this Plan by means of deductions from his Earnings, and/or the amount of reduction of his Earnings in favor of Deferred Cash Contributions to be made on his behalf by the Company, by selecting one or more Investment Fund(s) and by naming a Beneficiary. An eligible Employee shall become a Member on the first date for which Member Contributions and/or Deferred Cash Contributions are deducted from his Earnings. Participation in the Plan by an Employee is voluntary.

                          ARTICLE IV - CONTRIBUTIONS
                          --------------------------

4.01  Deferred Cash Contributions

(a) Subject to the limitations set forth below and in paragraphs 4.09, 4.12 and 4.13, each Member may elect to have his subsequent Earnings reduced by a percentage which, when added to the amount of the Member's contributions made pursuant to paragraph 4.02, is not less than 1% and not more than 16% of his Earnings, and have that amount contributed to the Plan by the Company as Deferred Cash Contributions in a manner to be determined by the Plan Administrator. The Deferred Cash Contributions shall be paid to the Trustee as soon as practicable.

(b) In no event shall the Member's Deferred Cash Contributions and similar contributions made on his behalf by the Company or a Non-participating Company to all plans, contracts or arrangements subject to the provisions of Section 401(a)(30) of the Code in any calendar year exceed $7,000 multiplied by the Adjustment Factor. If a Member's Deferred Cash Contributions in a calendar year reach that dollar limitation, his election of Deferred Cash Contributions for the remainder of the calendar year will cease to be effective for that purpose and shall instead become effective as an election to make Member Contributions at the same rate as was previously in effect for his Deferred Cash Contributions. As of the first pay period of the calendar year following such cancellation, the Member's election of Deferred Cash Contributions shall again become effective in accordance with his previous election, if no subsequent elections changing the amount had been made by the Member.

(c) In the event that the sum of the Deferred Cash Contributions and similar contributions to any other qualified defined contribution plan maintained by the Company or a Nonparticipating Company exceeds the dollar limitation in subparagraph (b) above for any calendar year, the Member shall be deemed to have elected a return of Deferred Cash Contributions in excess of such limit ("excess deferrals") from this Plan. The excess deferrals, together with Gains or Losses, shall be returned to the Member no later than the April 15 following the end of the calendar year in which the excess deferrals were made. The amount of excess deferrals to be returned for any calendar year shall be reduced by any Deferred Cash Contributions previously returned to the Member under paragraph 4.09 for that calendar year. In the event any Deferred Cash Contributions returned under this subparagraph (c) were matched by Special or Regular Company Contributions under paragraph 4.07 or 4.08, those Special and Regular Company Contributions, together with Gains or Losses, shall be forfeited and used to reduce Company contributions.

(d) If a Member makes tax-deferred contributions under another qualified defined contribution plan maintained by an employer other than the Company or a Nonparticipating Company for any calendar year and those contributions when added to his

      Deferred Cash Contributions exceed the dollar limitation under subparagraph (b) above for that calendar year, the Member may allocate all or a portion of such excess deferrals to this Plan. In that event, such excess deferrals, together with Gains or Losses, shall be returned to the Member no later than the April 15 following the end of the calendar year in which such excess deferrals were made. However, the Plan shall not be required to return excess deferrals unless the Member provides the Plan Administrator with Notice by March 1 of that following calendar year of the amount of the excess deferrals allocated to this Plan. The amount of any such excess deferrals to be returned for any calendar year shall be reduced by any Deferred Cash Contributions previously resumed to the Member under paragraph 4.09 for that calendar year. In the event any Deferred Cash Contributions returned under this subparagraph (d) were matched by Special or Regular Company Contributions under paragraph 4.07 or 4.08, those Special and Regular Company Contributions, together with Earnings, shall be forfeited and used to reduce Company contributions. Effective 1/1/92.

4.02  Member Contributions

      Each Member may contribute a percentage which, when added to the amount of Deferred Cash Contributions made on the Member's behalf pursuant to paragraph 4.01, is not less than 1% and not more than 16% of his Earnings; provided, however, that the 16% limit shall be reduced in accordance with the following schedule:


           Election Under         Maximum Election
           Paragraph 4.01       Under Paragraph 4.02
           --------------       --------------------
                 0%                     16%
                 1                      15
                 2                      14
                 3                      13
                 4                      12
                 5                      11
                 6                      10
                 7                       9
                 8                       8
                 9                       7
                10                       6
                11                       5
                12                       4
                13                       3
                14                       2
                15                       1
                16                       0

      "accumulated contributions," as defined in said Retirement Plan. No further such transfers are permitted under the Plan. On and after October 1, 1988, such amounts shall be maintained in the Member's Prior Pension Account.

4.07  Regular Company Contributions

      The Company shall make Regular Company Contributions on behalf of each Member in an amount equal to sixty-five percent (65%) of that portion of the sum of the Deferred Cash Contributions plus Member Contributions made by or on behalf of the Member, not in excess of six percent (6%) of the Member's Earnings during each month. Company contributions under this paragraph will be paid to the Trustee as soon as practicable after the end of each month. No Regular Company Contributions will be made by the Company with respect to the excess of the sum of the Deferred Cash Contributions and the Member Contributions made by or on behalf of the Member over six percent (6%) of the Member's Earnings. The Regular Company Contributions are made expressly conditional on the Plan satisfying the provisions of Sections 4.01, 4.09, 4.10 or 4.11. If any portion of the Deferred Cash Contribution or Member Contribution to which the Regular Company Contribution relates is returned to the Member under Section 4.01, 4.09, 4.10 or 4.11, the corresponding Regular Company Contribution shall be forfeited. Effective 1/1/92.

4.08  Special Company Contributions

(a) With respect to each associated or affiliated company which has adopted the Plan, the Company may make Special Company Contributions to the Plan on account of any Plan Year in an amount, if any, approved by the Board Of Directors. Such Contributions shall be made on behalf of each present or former Member of such associated or affiliated company who made Member Contributions or authorized Deferred Cash Contributions to the Plan during the Plan Year based upon the number of Savings Plan Goals achieved by the associated or affiliated company for the Plan Year. If an Employee is employed by more than one such company during a Plan Year, Special Company Contributions on his behalf, if any, shall be based on the Savings Plan Goal achieved by the last such company employing him on or before the last day of the final pay period of the year. Notwithstanding the foregoing, if a Member is a participant in the Florida Progress Corporation Management Incentive Compensation Plan (the "MICP"), the Special Company Contribution on his behalf, if any, shall be based on the Savings Plan Goals achieved by the associated or affiliated company which is responsible for the payment of his performance award, if any, under the MICP for the Plan Year. However, no Special Company Contributions shall be made on behalf of a Member for a Plan Year unless such Member is an Employee on the last day of the final pay period of the Plan Year or the Member's Retirement or death occurred during the Plan Year. In no event shall the Company's contributions for any year exceed the maximum deductible from the

      Company's income for such year under Section 404(a)(3)(A) of the Code or any statute of similar import. For each Plan Year, Special Company Contributions
      (i) shall be made from the current or accumulated earnings and profits of the Company, and
      (ii) shall be treated in all respects under this Plan as Company contributions, and
      (iii) shall equal, for each Savings Plan Goal met by such associated or affiliated company, five percent (5%) of that portion of the sum of the Deferred Cash Contributions plus Member Contributions made by or on behalf of each such Member for the Plan Year not in excess of six percent (6%) of the Member's Earnings for the Plan Year. In no event shall the Special Company Contributions made on behalf of each such Member for a Plan Year exceeded ten percent (10%) of that portion of the sum of the Deferred Cash Contributions plus Member Contributions made by or on behalf of each such Member for the Plan Year not in excess of six percent (6%) of the Member's Earnings for such Plan Year. Effective 1/1/92.

(b) The Special Company Contributions, if any, for a Plan Year shall be allocated among the eligible Members of the associated or affiliated company in the proportion that the sum of the Deferred Cash Contributions plus Member Contributions made by or on behalf of each such Member not in excess of six percent (6%) of the Member's Earnings during such Plan Year bears to the aggregate of such sums for all such Members of the associated or affiliated company for such Plan Year. No Special Company Contributions will be made by the Company with respect to the excess of the sum of the Deferred Cash Contributions plus Member Contributions made by or on behalf of the Member over six percent (6%) of the Member's Earnings. The Special Company Contributions, if any, for each such Plan Year shall be paid to the Trustee as soon as practicable after the end of such Plan Year.

(c) The Special Company Contributions are made expressly conditional on the Plan satisfying the provisions of Sections 4.01, 4.09, 4.10 or 4.11. If any portion of the Deferred Cash Contribution or Member Contribution to which the Special Company Contribution relates is returned to the Member under Sections 4.01, 4.09, 4.10 or 4.11, the corresponding Special Company Contribution shall be forfeited. Effective 1/1/92.

4.09  Actual Deferral Percentage Test

      With respect to each Plan Year, the Actual Deferral Percentage for Highly Compensated Employees who are Members or eligible to become Members shall not exceed the Actual Deferral Percentage for all other Employees who are Members or eligible to become Members multiplied by 1.25. If the Actual Deferral Percentage for Highly Compensated Employees does not meet the foregoing test, the Actual Deferral Percentage for Highly Compensated Employees may not exceed the Actual Deferral Percentage for all other Employees who are Members or eligible to become Members by more than two percentage points, and the Actual Deferral Percentage for Highly Compensated Employees may not be more than 2.0 times the Actual Deferral Percentage for all other Employees (or such lesser amount as the Plan Administrator shall determine to satisfy the provisions of paragraph 4.11). The Plan Administrator may implement rules limiting the Deferred Cash Contributions which may be made on behalf of some or all Highly Compensated Employees so that this limitation is satisfied. If the Plan Administrator determines that the limitation under this paragraph 4.09 has been exceeded in any Plan Year, the following provisions shall apply:
(a) The amount of Deferred Cash Contributions made on behalf of some or all Highly Compensated Employees shall be reduced until the provisions of this paragraph are satisfied as follows. The actual deferral ratio of the Highly-Compensated Employee with the highest actual deferral ratio shall be reduced to the extent necessary to meet the test or to cause such ratio to equal the actual deferral ratio of the Highly-Compensated Employee with the next highest ratio. This process will be repeated until the actual deferral percentage test is passed. Each ratio shall be rounded to the nearest one one-hundredth of one percent of the Member's Statutory Earnings.
(b) Deferred Cash Contributions subject to reduction under this paragraph, together with Gains or Losses thereon ("excess contributions"), shall be paid to the Member before the close of the Plan Year following the Plan Year in which the excess contributions were made and, to the extent practicable, within 2 1/2 months of the close of the Plan Year in which the excess contributions were made. However, any excess contributions for any Plan Year shall be reduced by any Deferred Cash Contributions previously returned to the Member under paragraph 4.01 for that Plan Year. In the event any Deferred Cash Contributions returned under this paragraph
      4.09 were matched by Special or Regular Company Contributions, such corresponding Special and Regular Company Contributions, with Gains or Losses thereon, shall be forfeited and used to reduce Company contributions.

      If the Plan Administrator adopts appropriate rules in accordance with regulations issued by the Secretary of the Treasury, the Member may elect, in lieu of a return of the excess contributions, to recharacterize the excess contributions to the Plan, together with the Gain or Loss thereon, as Member Contributions for the Plan Year in which the excess contributions were made, subject to the limitations of paragraph 4.02. Recharacterized excess contributions shall be considered Member Contributions made in the Plan Year to which the excess contributions relate for purposes of paragraph 4.10 and shall be subject to the withdrawal provisions applicable to Member Contributions under Article VI. The Member's election shall be made within 2-1/2 months of the close of the Plan Year in which the excess contributions were made or within such shorter period as the Plan Administrator may prescribe. In the absence of a timely election by the Member, the Plan Administrator shall return the Member's excess contributions as provided in this subparagraph (b). Effective 1/1/92.

4.10 Contribution Percentage Test

     With respect to each Plan Year, the Contribution Percentage for Highly Compensated Employees who are Members or eligible to become Members shall not exceed the Contribution Percentage for all other Employees who are Members or eligible to become Members multiplied by 1.25. If the Contribution Percentage for the Highly Compensated Employees does not meet the foregoing test, the Contribution Percentage for Highly Compensated Employees may not exceed the Contribution Percentage of all other Employees who are Members or eligible to become Members by more than two percentage points, and the Contribution Percentage for Highly Compensated Employees may not be more than 2.0 times the Contribution Percentage for all other Employees (or such lesser amount as the Plan Administrator shall determine to satisfy the provisions of paragraph 4.11). The Plan Administrator may implement rules limiting the Member Contributions which may be made by some or all Highly Compensated Employees so that this limitation is satisfied. If the Plan Administrator determines that the limitation under this paragraph 4.10 has been exceeded in any Plan Year, the following provisions shall apply:

     (a) The amount of Member Contributions, Regular Company Contributions and Special Company Contributions made by or on behalf of some or all Highly Compensated Employees in the Plan Year shall be reduced until the provisions of this paragraph satisfied as follows. The actual contribution ratio of the Highly-Compensated Employee with the highest actual contribution ratio shall be reduced to the extent necessary to meet the test or to cause such ratio to equal the actual contribution ratio of the Highly-Compensated Employee with the next highest actual contribution ratio. This process will be repeated until the actual contribution percentage test is passed. Each ratio shall be rounded to the nearest one one-hundredth of one percent of a Member's Statutory Earnings.

     (b) Any Member Contributions, Regular Company Contributions and Special Company Contributions subject to reduction under this paragraph, increased by any Gain or decreased by the Loss attributable to those Contributions ("excess aggregate contributions"), shall be reduced and allocated in the following order:

          (i) unmatched Member Contributions, to the extent of the excess aggregate contributions, together with the Gain/Loss attributable to those Contributions, shall be paid to the Member; and then, if necessary,

          (ii) so much of the matched Member Contributions and corresponding Special Company and Regular Company Contributions, as shall be necessary to meet the test shall be reduced, with the Member Contributions, together with the Gain/Loss attributable to those Contributions, being paid to the Member and the Company Contributions together with the Gain/Loss attributable to those Contributions, being forfeited and used to pay Plan expenses or applied to reduce Company contributions; then, if necessary

          (iii) so much of the Special Company Contributions and Regular Company Contributions, together with the Gain/Loss attributable to those Contributions, as shall be necessary to equal the balance of the excess aggregate contributions shall be reduced, with the vested Company contributions being paid to the Member and the Company contributions which are forfeitable under the Plan being forfeited and used to pay Plan expenses or applied to reduce Company contributions.

     (c) Any repayment or forfeiture of excess aggregate contributions shall be made before the close of the Plan Year following the Plan Year for which the excess aggregate contributions were made and, to the extent practicable, any repayment or forfeiture shall be made within 2 1/2 months of the close of the Plan Year in which the excess aggregate contributions were made. Effective 1/1/92.

4.11 Aggregate Contribution Limitation

     Notwithstanding the provisions of paragraphs 4.09 and 4.10, in no event shall the sum of the Actual Deferral Percentage of the group of eligible Highly Compensated Employees and the Contribution Percentage of such group, after applying the provisions of paragraphs 4.09 and 4.10, exceed the "aggregate limit" as provided in Section 401(m)(9) of the Code and the regulations issued thereunder. In the event the aggregate limit is exceeded for any Plan Year, the Contribution Percentages of the Highly Compensated Employees shall be reduced to the extent necessary to satisfy the aggregate limit in accordance with the procedure set forth in paragraph 4.10.

4.12 Additional Discrimination Testing Provisions

(a)  If any Highly Compensated Employee is either (i) a five percent owner or
     (ii) one of the 10 highest paid Highly Compensated Employees, then any Statutory Earnings paid to or any contribution made by or on behalf of any member of his "family" shall be deemed paid to or made by or on behalf of such Highly Compensated Employee for purposes of paragraphs 4.09, 4.10 and 4.11, to the extent required under regulations prescribed by the Secretary of the Treasury or his delegate under Sections 401(k) and 401(m) of the Code. The contributions required to be aggregated under the preceding sentence shall be disregarded in determining the Actual Deferral Percentage and the Contribution Percentage for the group of non-highly compensated employees for purposes of paragraphs 4.09, 4.10 and 4.11. Any return of excess contributions or excess aggregate contributions realized under paragraphs 4.09, 4.10 and 4.11 with respect to the family group shall be made by allocating the excess contributions or excess aggregate contributions among the family members in proportion to the contributions made by or on behalf of each family member that is combined. For purposes of this paragraph, the term "family" means, with respect to any employee, such employee's spouse, any lineal ascendants or descendants and spouses of such lineal ascendants or descendants.

(b) If any Highly Compensated Employee is a member of another qualified plan of the Company or a Non-participating Company, other than an employee stock ownership plan described in Section 4975(e)(7) of the Code or any other qualified plan which must be mandatorily disaggregated under Section 410(b) of the Code, under which deferred cash contributions or matching contributions are made on behalf of the Highly Compensated Employee or under which the Highly Compensated Employee makes member contributions, the Plan Administrator shall implement rules, which shall be uniformly applicable to all employees similarly situated, to take into account all such contributions for the Highly Compensated Employee under all such plans in applying the limitations of paragraphs 4.09, 4.10 and 4.11. If any other such qualified plan has a plan year other than the Plan Year defined in paragraph 2.36, the contributions to be taken into account in applying the limitations of paragraphs 4.09, 4.10 and 4.11 will be those made in the Plan Years ending with or within the same calendar year.

(c) In the event that this Plan is aggregated with one or more other plans to satisfy the requirements of Sections 401(a)(4) and 410(b) of the Code (other than for purposes of the average benefit percentage test) or if one or more other plans is aggregated with this Plan to satisfy the requirements of such sections of the Code, then the provisions of paragraphs 4.09, 4.10 and 4.11 shall be applied by determining the Actual Deferral Percentage and Contribution Percentage of employees as if all such plans were a single plan. If this Plan is permissively aggregated with any other plan or plans for purposes of satisfying the provisions of Section 401(k)(3) of the Code, the aggregated plans must also satisfy the provisions of Sections 401(a)(4) and 410(b) of the Code as though they were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated under this paragraph (c) only if they have the same plan year. Effective 1/1/89.

(d) The Plan Administrator may elect to use Deferred Cash Contributions to satisfy the tests described in paragraphs 4.10 and 4.11, provided that the test described in paragraph 4.09 is met prior to such election, and continues to be met following the Plan Administrator's election to shift the application of those Deferred Cash Contributions from paragraph 4.09 to paragraph 4.10.

(e) Notwithstanding any provision of the Plan to the contrary, employees included in a unit of employees covered by a collective bargaining agreement shall be disregarded in applying the provisions of paragraphs 4.09, 4.10 and 4.11 except that the provisions of paragraph 4.09 above shall be applicable to that group of employees on and after January 1, 1993 on the basis that those employees are included in a separate cash-or-deferred arrangement. Effective 1/1/89.

4.13 Maximum Contributions

(a) In no event shall the annual addition to a Member's Accounts for any Plan Year which shall be considered the "limitation year", when added to the Member's annual addition for that Plan Year under any other qualified defined contribution plan of the Company or a Non-participating Company exceed the lesser of (i) twenty-five percent (25 %) of his compensation for such Plan Year or (ii) the greater of $30,000 or one-quarter of the dollar limitation in effect under Section 415(b)(1)(A) of the Code.

(b) For purposes of this paragraph, the "annual addition" to a Member's Accounts under this Plan or any other qualified defined contribution plan maintained by the Company or a Non-participating Company shall be the sum of:

     (i) The Member Contributions allocated to the Member's Accounts under all qualified plans of the Company and the Non-Participating Companies; and

     (ii) The total of Company contributions, including Deferred Cash Contributions, and forfeitures allocated to the Member's Accounts under the Plan and such other plans,

     that have been allocated to the Member's Accounts under this Plan or his accounts under any other such qualified defined contribution plan. For purposes of this subparagraph (b), any Deferred Cash Contributions distributed under paragraph 4.09 and any Regular Company Contributions, Special Company Contributions or Member Contributions distributed or forfeited under the provisions of paragraph 4.01, 4.09, 4.10 or 4.11 shall be included in the annual addition for the year allocated. Effective 1/1/87.

(c) For purposes of this paragraph 4.13, the term "compensation" with respect to any Member shall mean the wages, salaries and other amounts paid in respect of that Member by the Company and the Non-participating Companies for personal services actually rendered, determined after any reduction of Earnings pursuant to paragraph 4.01 or pursuant to a cafeteria plan as described in Section 125 of the Code, including, but not limited to, bonuses, overtime payments and commissions, but excluding deferred compensation (except in the Plan Year in which such compensation is includible in the Member's gross income), stock options and other distributions which receive special tax benefits under the Code.

(d) If the annual addition to a Member's Accounts for any Plan Year, prior to the application of the limitation set forth in paragraph (a) above, exceeds that limitation, due to a reasonable error in estimating a Member's annual earnings or in determining the amount of Deferred Cash Contributions that may be made with respect to a Member under Section 415 of the Code, or as the result of the allocation of forfeitures, the amount of contributions credited to the Member's Accounts in that Plan Year shall be adjusted to the extent necessary to satisfy that limitation in accordance with the following order of priority:

     (i) The Member's unmatched Member Contributions under paragraph 4.02 shall be reduced to the extent necessary. The amount of the reduction shall be returned to the Member, together with any earnings on the contributions to be returned.

     (ii)  The Member's unmatched Deferred Cash Contributions under paragraph
           4.01 shall be reduced to the extent necessary. The amount of the reduction shall be returned to the Member, together with any earnings on the contributions to be returned. Effective 1/1/92.

     (ii) The Member's matched Member Contributions and corresponding Regular Company Contributions and Special Company Contributions shall be reduced to the extent necessary. The amount of the reduction attributable to the Member's matched Member Contributions shall be returned to the Member, together with any earnings on those contributions to be returned, and the amount attributable to the Company contributions shall be forfeited and reallocated:

           (A) in the case of the Special Company Contributions, to the other eligible Members in accordance with the method provided in paragraph 4.08, and

           (B) in the case of the Regular Company Contributions, to the other eligible Members based on the ratio of each other eligible Member's Earnings during the Plan Year to the total Earnings during that Plan Year for all other eligible Members.

     (iv) The Member's matched Deferred Cash Contributions and corresponding Regular Company Contributions and Special Company Contributions shall be reduced to the extent necessary. The amount of the reduction attributable to the Member's matched Deferred Cash Contributions shall be returned to the Member, together with any earnings on those contributions to be returned, and the amount attributable to the Company contributions shall be forfeited and reallocated:

           (A) in the case of the Special Company Contributions, to the other eligible Members in accordance with the method provided in paragraph 4.08, and

           (B) in the case of the Regular Company Contributions, to the other eligible Members based on the ratio of each other eligible Member's Earnings during the Plan Year to the total Earnings during that Plan Year for all other eligible Members. Effective 1/1/92.

     Any Deferred Cash Contributions returned to a Member under this subparagraph (d) shall be disregarded in applying the dollar limitation on Deferred Cash Contributions under paragraph 4.01, and in performing the Actual Deferral Percentage Test under paragraph 4.09. Any Member Contributions returned under this subparagraph (d) shall be disregarded in performing the Contribution Percentage Test under paragraph 4.10. Effective 1/1/87.

(e) If a Member is a participant under a qualified defined benefit plan required to be taken into account for the purposes of the limitations contained in Section 415 of the Code, then, if for any year the sum of the defined benefit plan fraction and the defined contribution plan fraction (as such terms are defined in Section 415(e) of said Code) would exceed 1.0, the projected annual benefit of the Member under the defined benefit plan shall be reduced to the extent required by Section 415(e) of the Code.

4.14 Investment of Contributions

     Contributions made by and/or on behalf of a Member pursuant to paragraphs 4.01, 4.02, 4.04, 4.07 and 4.08 shall be remitted to the Trustee for investment in one or more of the Investment Funds in accordance with
     Article VIII and the terms of the Trust Agreement(s).

4.15 Return of Contributions

(a) If the Commissioner of Internal Revenue, on timely application made after the establishment of the Plan, determines that the Plan fails to meet the requirements for initial qualification under Section 401(a), 401(k) or 409 of the Code, or refuses, in writing, to issue a determination as to whether the Plan is so qualified, all contributions made on or after the date on which that determination or refusal is applicable shall be returned to the Company. The return shall be made within one year after the denial of qualification.

(b) If all or part of a Company's deductions under Section 404 of the Code for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Company without interest but reduced by any investment loss attributable to those contributions. The return shall be made within one year after the disallowance of the deduction. For this purpose, all contributions made by the Company are expressly declared to be conditioned upon their deductibility under Section 404 of the Code.

(c) The Company may recover without interest the mount of its contributions to the Plan made on account of a mistake in fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

(d) In the event that Deferred Cash Contributions made under paragraph 4.01 are returned to the Company in accordance with the provisions of this paragraph 4.15, the elections to reduce Earnings which were made by Members on whose behalf those contributions were made shall be void retroactively to the beginning of the period for which those contributions were made. The Deferred Cash Contributions so returned, reduced by any attributable investment loss, shall be distributed in cash to those Members for whom those contributions were made, provided, however, that if the contributions are returned under the provisions of subparagraph (a) above, the amount of Deferred Cash Contributions to be distributed to Members shall be adjusted to reflect any investment gains or losses attributable to those contributions.

4.16 Top-Heavy Provisions

(a) For purposes of this paragraph, the Plan shall be "top-heavy" with respect to any Plan Year if, as of the applicable determination date, the top-heavy ratio exceeds 60 percent. The top-heavy ratio shall be determined as of the applicable Valuation Date in accordance with Section 416(g) of the Code and Article VII of this Plan. For purposes of determining whether the Plan is top-heavy, the account balances under the Plan will be combined with the account balances or the present value of accrued benefits under each other plan in the required aggregation group, and, in the Company's discretion, may be combined with the account balances or the present value of accrued benefits under any other qualified plan in the permissive aggregation group. Distributions made with respect to a Member under the Plan during the five-year period ending on the applicable determination date shall be taken into account for purposes of determining the top-heavy ratio; distributions under plans that terminated within such five-year period shall also be taken into account, if any such plan contained key employees and therefore would have been part of the required aggregation group.

(b) For any Plan Year with respect to which the Plan is top-heavy, an additional Company contribution shall be allocated on behalf of each Member (and each Employee eligible to become a Member) who is a non-key employee, and who has not separated from service as of the last day of the final pay period of the Plan Year, to the extent that the contributions made on his behalf under paragraphs 4.07 and 4.08 for the Plan Year (and not needed to meet the contribution percentage test set forth in paragraph 4.10) would otherwise be less than 3% of his compensation. However, if the greatest percentage of compensation contributed on behalf of a key employee under paragraphs 4.01, 4.07 and 4.08 for the Plan Year would be less than 3%, that lesser percentage shall be substituted for "3%" in the preceding sentence. Notwithstanding the foregoing provisions of this subparagraph
     (b), no minimum contribution shall be made under this Plan with respect to a Member (or an Employee eligible to become a Member) if the required minimum benefit under Section 416(c)(1) of the Code is provided to him by any other qualified defined benefit plan of the Company or a Non-participating Company. For the purposes of this subparagraph (b), "compensation" has the same meaning as set forth in paragraph 4.13(c), as limited by the Annual Dollar Limit.

(c)  The following definitions apply to the terms used in this paragraph:

     (i) "applicable determination date" means the last day of the later of the first Plan Year or the preceding Plan Year;

     (ii) "top-heavy ratio" means the ratio of (A) the value of the aggregate of the Accounts under the Plan for key employees to (B) the value of the aggregate of the Accounts under the Plan for all key employees and non-key employees;

     (iii) "key employee" means an employee who is in a category of employees determined in accordance with the provisions of Section 416(i)(1) and
           (5) of the Code and any regulations thereunder, and where applicable, on the basis of the

     (iv) Employee's Statutory Earnings from the Company or a Non-participating Company;

     (iv)  "non-key employee" means any Employee who is not a key employee;

     (v) "applicable Valuation Date" means the Valuation Date coincident with or immediately preceding the last day of the preceding Plan Year;

     (vi) "required aggregation group" means any other qualified plan(s) of the Company or a Non-participating Company in which there are members who are key employees or which enable(s) the Plan to meet the requirements of Sections 401(a)(4) or 410 of the Code; and

     (vii) "permissive aggregation group" means each plan in the required aggregation group and any other qualified plan(s) of the Company or a Non-participating Company in which all members are non-key employees, if the resulting aggregation group continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.

4.17 Leased Employees

     In the case of any person who is a Leased Employee immediately before or after a period of service as an Employee, the entire period during which he has performed services for the Company or a Non-participating Company as a leased employee shall be counted as service as an Employee for all purposes of the Plan, except that he shall not, by reason of that status, become a Member of the Plan. Effective 1/1/84.

4.18 Special Transfer Provision for Employees of Premier Investment Management, Inc.

     With respect to any Member who became an employee of Premier Investment Management, Inc. effective as of July 1, 1989, the Trustee shall transfer the assets and liabilities attributable to the Member's Accounts under this Plan directly to the Premier Investment Management, Inc. Profit-Sharing Plan and Trust ("Premier Plan") and its related trust. The transfer shall take place by July 1, 1990 or as soon as is reasonably practicable thereafter. Following such transfer, the Member's Accounts shall cease to be a liability of this Plan and shall become a liability of the Premier Plan and shall be administered in accordance with the provisions of the Premier Plan and applicable law. All such transfers of assets and liabilities shall be made in accordance with the provisions of the Code and ERISA. Effective 5/1/90.

             ARTICLE V - TAX CREDIT EMPLOYEE STOCK OWNERSHIP PLAN
             ----------------------------------------------------

5.01 In General

     The portions of the Company ESOP Account and the Member ESOP Account which are invested in the Florida Progress Corporation Employee Stock Ownership Fund shall be considered a tax credit employee stock ownership plan within the meaning of Section 409 of the Code (hereinafter the "ESOP"). As such, the ESOP is intended to constitute a continuation of the program of employee stock ownership contained in the Employee Stock Ownership Plan of Florida Progress Corporation (hereinafter the "Former ESOP"), which was merged into the Plan effective as of January 1, 1988. In accordance with the terms of the Plan, the ESOP shall be primarily invested in Company Stock. Effective 1/1/88.

5.02 No Contributions

     No contributions are permitted under the ESOP or have been permitted under the Former ESOP with respect to compensation paid to or accrued by a Member on or after January 1, 1987. Account balances maintained under the Former ESOP as of December 31, 1987 have been transferred to the ESOP.

5.03 No Recapture

     If the amount of the ESOP tax credit determined under Section 48(n)(1) of the Code (as in effect prior to the enactment of the Tax Reform Act of 1984) or under Section 41 of the Code is disallowed or is recaptured, the amounts transferred to the Trustee shall remain in the Trust and shall continue to be allocated in accordance with this Plan.

5.04 Limitation on Certain Transfers and Withdrawals

     Amounts transferred from the Former ESOP shall be initially invested in Company Stock in the Florida Progress Corporation Employee Stock Ownership Fund. No transfers, withdrawals or loans of such amounts shall be permitted under Article VI or VIII with respect to amounts contributed to the Former ESOP or the ESOP in order to secure the tax credit under Section 48(n)(1) of the Code (as in effect prior to the enactment of the Tax Reform Act of 1984) or under Section 41 of the Code unless either:

     (i) such amounts were allocated to the Member's Company ESOP Account or Member ESOP Account at least 84 months prior to the month in which such withdrawal or transfer is made, or

     (ii) such amounts are withdrawn to meet the diversification requirements of
          Section 401(a)(28) of the Code and no amounts described in clause (i) are available to meet such requirements.

5.05 Dividends

     As of any quarterly Valuation Date a Member shall be permitted to elect by giving Notice to the Plan Administrator to receive a cash distribution equal to the dividends paid on Company Stock, if any, allocated to the ESOP in the calendar quarter immediately following that Valuation Date. The distribution shall be paid to the Member as soon as practical after the dividend is paid but not later than 90 days after the end of the Plan Year in which the dividend is paid to the Trustee. A Member's election shall not be effective in subsequent calendar quarters unless he again elects the cash distribution of dividends in accordance with this paragraph 5.06.

5.06 Plan Expenses

     The Company shall pay for all the expenses of the ESOP except that to the extent permitted by Section 409(i) of the Code, the expenses of establishing and maintaining the ESOP and its implementing trust may be paid or recovered by the Company from unallocated trust assets or income of the trust assets.

                  ARTICLE VI- PAYMENTS, WITHDRAWALS AND LOANS
                  -------------------------------------------

6.01 Vested Portion of Accounts

(a) As of any Valuation Date a Member shall be vested in the following portions of his Accounts:
     (i)   100% of his Member Account, plus
     (ii)  100% of his Deferred Account, plus
     (iii) 100% of his Company ESOP Account, plus
     (iv)  100% of his Member ESOP Account, plus
     (v)   100% of his Rollover Account, plus
     (vi)  100% of his Prior Pension Account, plus
     (vii) A percentage of his Company Deferred Account and Company Member Account determined in accordance with the following schedule:

                      Completed Years of Continuous
                        Service On Valuation Date         Vested Percentage
                        -------------------------         -----------------

                              Under 2                               0 %
                                    2                              25
                                    3                              50
                                    4                              75
                                    5 or more                     100

(b) A Member who is not 100% vested in all of his Accounts pursuant to subparagraph (a) above shall nevertheless be 100% vested in all of his Accounts upon the later of his attainment of age 65 or completion of 5 years of Continuous Service while in the employ of the Company or a Non-participating Company or upon his death while in the employ of the Company or a Non-participating Company or upon his Retirement.

6.02 Form of Payments

(a) Distribution of the vested portion of a Member's Accounts, other than amounts invested in the Florida Progress Corporation Employee Stock Ownership Fund, shall be made in a cash lump sum to the Member or to his Beneficiary if the Member is not living. However, if distribution is made on account of the Retirement or death of a Member, the Member or his Beneficiary may elect to receive payment of his Accounts, other than amounts invested in the Florida Progress Corporation Employee Stock Ownership Fund, in monthly cash installments of approximately equal amounts for a period of 60 or 120 months. If a Member dies while installment payments are being paid, such installments shall continue to his Beneficiary. If no Beneficiary survives to receive such installments or if no Beneficiary has been designated, a lump sum payment of the remaining balance in the Member's Accounts shall be made to the estate of the last to survive of the Member or his Beneficiary.

     In lieu of a lump sum payment in cash as provided above, a Member or Beneficiary may elect to receive a distribution in full or in part of his interest in the Florida Progress Corporation Stock Fund in whole shares. Fractional Shares shall be paid in cash.

(b) The period over which installments are to be paid under subparagraph (a) shall not exceed the life expectancy of the last survivor of the Member and his Beneficiary, or if the Member is deceased, the life expectancy of the Beneficiary. The amount of installment payments in any year shall at least be equal to the amount required to be distributed under Section 401(a)(9) of the Code, including amounts required to be distributed pursuant to the limits on incidental death benefits under such Section 401(a)(9).

(c) Amounts invested in the Florida Progress Corporation Employee Stock Ownership Fund, shall be distributed by a lump sum payment in Company Stock to the Member or to his Beneficiary if the Member is not living. However, if the distribution is made on account of the Retirement or death of a Member, the Member or his Beneficiary may elect to receive payment in Company Stock of his Accounts invested in the Florida Progress Corporation Employee Stock Ownership Fund, in annual installments of approximately equal amounts for a period of 5 or 10 years. If a Member dies while installment payments are being paid, such installments shall continue to his Beneficiary. If no Beneficiary survives to receive such installments or if no Beneficiary has been designated, a lump sum payment of the remaining balance in the Member's Accounts shall be made to the estate of the last to survive of the Member or his Beneficiary. Notwithstanding the preceding, fractional shares of Company Stock shall be distributable in cash.

6.03 Commencement of Payments

(a) Except as otherwise provided in this Article, distribution of the vested portion of a Member's Accounts shall commence as soon as administratively practicable following the later of (i) the Member's termination of employment, or (ii) the 65th anniversary of the Member's date of birth (but not more than 60 days after the close of the Plan Year in which the later of (i) or (ii) occurs).

(b) In lieu of a distribution as described in subparagraph (a) above, a Member may, in accordance with such procedures as the Plan Administrator prescribes, elect to have the distribution of the vested portion of his Accounts commence as of any Valuation Date coincident with or following his termination of employment with the Company and the Non-participating Companies, but no later than the Valuation Date following his attainment of age 70. Effective 1/1/95.

(c) In the case of the death of a Member before his benefits commence, the Vested Portion of his Accounts shall commence to his Beneficiary as soon as administratively practicable following the Member's date of death (and in no event later than 5 years after the Member's date of death, except that installment payments shall commence within one year of the Member's date of death). Notwithstanding the preceding, if the Beneficiary is the Member's surviving spouse, such spouse may defer commencement until the Valuation Date next following the date the Member would have attained age 65.

6.04 Age 70 1/2 Required Distribution

(a) In no event shall the provisions of this Article operate so as to allow the distribution of a Member's Accounts to begin later than the April 1 following the calendar year in which the Member attains age 70-1/2, provided that such commencement in active service shall not be required with respect to a Member (i) who does not own more than five per cent of the outstanding stock of the Company (or stock possessing more than five per cent of the total combined voting power of all stock of the Company) and (ii) who attained age 70-1/2 prior to January 1, 1988.

(b) In the event a Member in active service is required to begin receiving payments while in service under the provisions of subparagraph (a) above, the Plan Administrator shall distribute to the Member in each distribution calendar year the minimum amount required to satisfy the provisions of
     Section 401(a)(9) of the Code, provided, however, that the payment for the first distribution calendar year shall be made on or before April 1 of the following calendar year. Such minimum amount will be determined on the basis of the Member's life expectancy except that if the Member is married the joint life expectancy of the Member and his spouse shall be used. Such life expectancies will not be recalculated. The amount of the withdrawal shall be deducted from the Member's Accounts and the Investment Funds in which such Accounts are invested in accordance with the procedures applicable to other in-service withdrawals pursuant to the provisions of paragraph 6.07. The commencement of payments under this paragraph 6.04 shall not constitute an Annuity Starting Date for purposes of Sections 72, 401(a)(11) and 417 of the Code. Upon the Member's subsequent termination of employment, payment of the Member's Accounts shall be made in accordance with the provisions of paragraphs 6.02 and 6.03. Effective 1/1/89.

6.05 Small Benefits

     Notwithstanding any provision of the Plan to the contrary, a lump sum payment shall be made in lieu of all vested benefits if the value of the Vested Portion of the Member's Accounts amounts to $3,500 or less. The lump sum payment shall be made as soon as administratively practicable following the Member's termination of employment.

6.06 Withdrawals During Employment

(a) In advance of the Valuation Date on which such election shall become effective, a Member may, by giving Notice to the Plan Administrator, elect to make withdrawals from his Accounts in the following order:
     (i)    all or part of his Member Account, then
     (ii) all or part of the vested portion of his Company Member Account, excluding contributions to such Account contributed within the 24-month period preceding the Valuation Date on which the withdrawal is made, then
     (iii) all or part of the vested portion of his Company Deferred Account, excluding contributions to such Account contributed within the 24-month period preceding the Valuation Date,
     (iv) all or part of his Member ESOP Account, which as of such Valuation Date, is invested in any Fund other than the Florida Progress Corporation Employee Stock Ownership Fund, then
     (v) all or part of his Company ESOP Account which as of such Valuation Date is invested in any Fund other than the Florida Progress Corporation Employee Stock Ownership Fund, then
     (vi) all or part of his Rollover Account, exclusive of amounts attributable to rollovers from an individual retirement account, then
     (vii) all or part of his Deferred Account, provided the Member has attained age 59-1/2 as of the Valuation Date. Effective 1/1/93.

(b) A Member may elect, by giving Notice in advance of the Valuation Date on which such election shall become effective, to withdraw all or part of his Member ESOP Account invested in the Florida Progress Corporation Employee Stock Ownership Fund and then all or part of his Company ESOP Account invested in the Florida Progress Corporation Employee Stock Ownership Fund. Effective 1/1/93.

(c) A Member shall not withdraw any portion of his Prior Pension Account; in no event shall a Member withdraw any portion of his Deferred Account prior to his attainment of age 59-1/2 except as provided in subparagraph (d) below.

(d) A Member who has withdrawn the total amount available for withdrawal under the preceding subparagraphs may, no more than once in any Plan Year, elect to withdraw all or part of his Deferred Account, exclusive of earnings thereon credited after December 31, 1988, upon furnishing proof of financial hardship satisfactory to the Plan Administrator. The amount to be withdrawn from the Deferred Account shall not exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Member, as determined by the Plan Administrator pursuant to subparagraph (g) below. For purposes of this subparagraph, "hardship" shall mean an immediate and heavy need to draw on financial resources as determined in subparagraph (f) below.

(e) A Member may specify the amounts to be withdrawn under this paragraph 6.06 from any of the Funds in which such amounts are invested. In the absence of such direction, the amounts withdrawn shall be allocated, to the extent possible, among such Funds in proportion to the balance of the aggregate Contributions theretofore made to each Fund and not previously withdrawn by the Member.

(f) As a condition for hardship there must exist with respect to the Member an immediate and heavy financial need to draw upon his Deferred Account.
     (i) The Plan Administrator shall presume the existence of an immediate and heavy need for purposes of a hardship withdrawal if the requested withdrawal is on account of any of the following:
          (A) expenses for medical care described in Section 213(d) of the Code previously incurred by the Member, his spouse or any of his dependents (as defined in Section 152 of the Code) or necessary for those persons to obtain such medical care;
          (B) costs directly related to the purchase (including construction) of a principal residence of the Member (excluding mortgage payments);
          (C) payment of tuition and related educational fees for the next 12 months of post-secondary education of the Member, his spouse or dependents; or
          (D) payment of amounts necessary to prevent eviction of the Member from his principal residence or to avoid foreclosure on the mortgage of his principal residence;
     (ii) The Plan Administrator may determine the existence of immediate and heavy financial need in situations other than those described in (i) above where the Member demonstrates the withdrawal is necessary for one of the following reasons:
          (A) significant legal expenses associated with major litigation in which the employee is involved where no other resources are reasonably available;
          (B) costs, penalties, or assessments associated with Internal Revenue Service tax audits, tax liens, or adverse rulings against the employee, spouse, or eligible dependents where no other resources are reasonably available;
          (C) significant expenses relating to adoption or the placement of a relative in an extended care facility where no other resources are reasonably available;
          (D) significant funeral expenses associated with the death of a relative of the employee where no other resources are reasonably available; or
          (E) the amount necessary to avoid the impending bankruptcy of the Member where no other resources are reasonably available.

In evaluating the relevant facts and circumstances, the Plan Administrator shall act in a nondiscriminatory fashion and shall treat uniformly those Members who are similarly situated. A financial need shall not fail to qualify as immediate and heavy merely because the need was reasonably foreseeable. The Member shall furnish to the Plan

     Administrator such supporting documents as the Plan Administrator may request in accordance with uniform and nondiscriminatory rules prescribed by the Plan Administrator. Effective 10/19/92.

(g) As a condition for a hardship withdrawal, the Member must demonstrate that the requested withdrawal is necessary to satisfy the financial need described in subparagraph (f) above. A Member who requests a hardship withdrawal to satisfy a financial need described in subparagraph (f)(i) above must comply with (i) as follows and a Member who requests a hardship withdrawal to satisfy a financial need described in subparagraph (f)(ii) above must comply with (ii) as follows:
     (i) The Member must request, by giving such Notice as the Plan Administrator shall prescribe, that the Plan Administrator make its determination of the necessity for the withdrawal solely on the basis of his application. In that event, the Plan Administrator shall make such determination, provided all of the following requirements are met: (A) the Member has obtained all distributions, other than distributions available only on account of hardship, and all nontaxable loans currently available under all plans of the Company and Non-participating Companies, (B) the Member is prohibited from making Deferred Cash Contributions and Member Contributions to the Plan and all other plans of the Company and Non-participating Companies under the terms of such plans or by means of an otherwise legally enforceable agreement for at least 12 months after receipt of the distribution, and (C) the limitation described in paragraph 4.01(b) under all plans of the Company and Non-participating Companies for the calendar year following the year in which the withdrawal is made must be reduced by the Member's elective deferrals made in the calendar year of the distribution for hardship. For purposes of clause
          (B), "all other plans of the Company and Nonparticipating Companies" shall include stock option plans, stock purchase plans, qualified and non-qualified deferred compensation plans and such other plans as may be designated under regulations issued under Section 401(k) of the Code, but shall not include health and welfare benefit plans and the mandatory employee contribution portion of a defined benefit plan.
     (ii) The Member must certify to the Plan Administrator, on such form as the Plan Administrator may prescribe, that the financial need cannot be fully relieved (A) through reimbursement or compensation by insurance or otherwise, (B) by reasonable liquidation of the Member's assets,
          (C) by cessation of Deferred Cash Contributions and Member Contributions, or (D) by other distributions or nontaxable (at the time of the loan) loans from the Plan or other plans of the Company or Non-participating Companies or by borrowing from commercial sources at a reasonable rate in an amount sufficient to satisfy the need. The actions listed are required to be taken to the extent necessary to relieve the hardship but any action which would have the effect of increasing the hardship need not be taken. For purposes of this subparagraph (ii), there shall be attributed to the Member those assets of the Member's spouse and minor children which are reasonably available to the Member. The Member shall furnish to the Plan Administrator such supporting documents as the Plan Administrator may request in accordance with uniform and nondiscriminatory rules prescribed by the Plan Administrator. If, on the basis of the Member's certification and the supporting documents, the Plan Administrator finds he can reasonably rely on the Member's certification, then the Plan Administrator shall find that the requested withdrawal is necessary to meet the Member's financial need.

6.07 Minimum Withdrawal

(a) A Member shall not make a withdrawal under paragraph 6.06 of an amount which is less than $200 unless the withdrawal represents the total value then available for withdrawal.

(b) A Member shall not make a withdrawal under paragraph 6.06 of Company Stock of less than 20 shares unless the shares represents the total number of shares of Company Stock then available for withdrawal.

6.08 Distribution Limitation

     Notwithstanding any other provision of this Article VI, all distributions from this plan shall conform to the regulations issued under Section 401(a)(9) of the Code, including the incidental death benefit provisions of
     Section 401(a)(9)(G) of the Code. Further, such regulations shall override any Plan provision that is inconsistent with Section 401(a)(9) of the Code. Effective 1/1/87.

6.09 Direct Rollover of Certain Distributions

     This paragraph applies to distributions, made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this paragraph, a distributee may elect, by giving Notice to the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The following definitions apply to the terms used in this paragraph:
     (a) "Eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more, any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);

     (b) "Eligible retirement plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity;
     (c) "Distributee" means an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse; and
     (d) "Direct rollover" means a payment by the Plan to the eligible retirement plan specified by the distributee.

6.10 Waiver of Notice Period

     Except as provided in the following sentence, if the value of the vested portion of a Member's Accounts exceeds $3,500, an election by the Member to receive a distribution prior to attaining age 65 shall not be valid unless Notice of such election is given to the Plan Administrator after the Member has received the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations and (b) within a reasonable time before the effective date of the commencement of the distribution as prescribed by said regulations. If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:
     (i) the Plan Administrator clearly informs the Member that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and
     (ii) the Member, after receiving the notice, affirmatively elects a distribution. Effective l/1/94.

6.11 Forfeitures

     Upon termination of employment of a Member who was not fully vested in his Company Member Account and Company Deferred Account, the non-vested portion of such Accounts shall remain in such Accounts until the Member has five consecutive one year breaks in service or he receives a distribution of the vested portion of his Accounts, if earlier. If the former Member is not reemployed by the Company or a Non-participating Company before he has five consecutive one year breaks in service or receives such a distribution, the non-vested portion of his Company Member Account and Company Deferred Account shall be forfeited. Any amounts forfeited pursuant to this paragraph

     6.11 shall be applied to reduce Company contributions. If the amount of the vested portion of a Member's Company Member Account and Company Deferred Account at the time of his termination of employment is zero, the Member shall be deemed to have received a distribution of such zero vested benefit.

6.12 Restoration of Former Member to Service

(a) If any former Member is restored to service as an Employee, he shall be immediately eligible to become a Member. He shall become a contributing Member again upon giving Notice to the Plan Administrator in accordance with paragraph 3.02.

(b) Upon restoration to service, any Member or former Member who was vested in all or a portion of his Company Member Account or Company Deferred Account at his previous termination of service, and any other such Member whose period of break in service did not equal or exceed five years, shall have the Continuous Service rendered on or after January 1, 1976, to which he was previously entitled, restored to him. If any former Member who is restored to service as an Employee and has Continuous Service restored to him pursuant to this paragraph shall have forfeited all or a portion of the value of his Company Member Account or Company Deferred Account upon his previous termination of service, the amount so forfeited shall be restored to his Company Member Account and Company Deferred Account. However, upon subsequent termination of service or upon withdrawal of any amount pursuant to paragraph 6.07, any amounts withdrawn at the time of his previous termination of service, or prior thereto, shall be taken into account in determining the vested portion of his Company Member Account and Company Deferred Account attributable to the amount restored to him pursuant to this paragraph.

6.13 Member Loans

(a) The Plan Administrator may make loans to Members who axe employed by the Company or a Non-participating Company under such uniform rules as it may adopt. Such loans shall be made, as the Member may elect, in either or both of the following manners:
     (i) from the Member's Member Account; then the vested portion of his Company Member Account and then the Company Deferred Account, excluding in both cases contributions to such Company Accounts contributed within the 24-month period preceding the Valuation Date on which the loan is processed; then his Rollover Account; and lastly the Member's Prior Pension Account; or
     (ii) from the Member's Deferred Account.

     Pursuant to such rules as the Plan Administrator may prescribe, the Plan Administrator may, in its discretion, authorize loans from a Member's Company ESOP Account or his Member ESOP Account.

     If a Member directs that a loan under (i) or (ii) above shall be applied against a specified Investment Fund (or Funds), then such loan shall be applied against the specified Fund (or Funds) as directed in accordance with the hierarchy established in (i) or (ii) as the case may be. If a Member directs that a loan under (i) or (ii) above shall be proportionately against the Investment Fund (or Funds) in which the Accounts described in
     (i) or (ii) are invested, then such loan shall be so applied against such accounts without regard to the hierarchy established in (i) or (ii) as the case may be.

     The amount of any loan shall not be less than $200 nor more than the amount which when added to the outstanding balance of any other loans to the Member from the Plan and any other plan of the Company or a Non-participating Company, equals the lesser of (a) or (b) where (a) is $50,000 reduced by the excess, if any, of (i) the highest outstanding balance of loans to the Member from such plans during the one year period ending on the day before the day the loan is made, over (ii) the outstanding balance of loans to the Member from such plans on the date on which the loan is made, and (b) is one-half of the value of the sum of the vested portion of the Member's Accounts available for a loan plus his Company ESOP and Member ESOP Accounts.

(b) Member loans will be made for a maximum term of four years at an interest rate to be determined by the Plan Administrator at least quarterly. Repayment shall be made in installments of principal and interest by payroll deductions, or by such other methods as agreed to by the Member and the Plan Administrator, in substantially level amounts, but no less frequently than quarterly, in an amount sufficient to amortize the loan over its term. A loan may be prepaid in part or in full at any time without penalty.

(c) The amount of a loan under subparagraph (a)(i) shall be allocated to the Member's Accounts in the order described therein and proportionately within each Account as to contributions and earnings on such contributions. The amount of a loan under subparagraph (a)(ii) shall be allocated first to earnings on the Member's Deferred Cash Contributions and then to the Deferred Cash Contributions. The amounts so allocated shall be transferred from the Investment Funds in which such Account is invested to a special "Loan Fund" in proportion to the value of the Account invested in each such Fund. The Loan Fund is to consist solely of the amount of the Member's Accounts transferred to the Loan Fund and is to be invested solely in the loan made to the Member. The Member's Accounts described in subparagraph
     (a) shall be pledged as security for the loan. Payments of principal on the loan will reduce the amount held in the Member's Loan Fund.

(d) Repayments shall be transmitted to the Trustee(s) and invested in one or more of the Investment Funds in accordance with the Member's then effective investment election. No repayments shall be permitted to the Florida Progress Corporation Employee Stock Ownership Fund.

(e) The Plan shall not levy any portion of the loan fund attributable to amounts held in the Member's Deferred Account or Company Member or Deferred Accounts until such time as a distribution of the Deferred Account or Company Member and Deferred Accounts could otherwise be made under the Plan.

(f) The Plan Administrator shall have the authority to adopt additional terms and conditions, including rules regarding the financial ability of the Member to repay the amounts he seeks to borrow uniformly, shall permit loans to be available to all Members on a reasonably equitable basis, and shall not discriminate in favor of highly compensated Members. Any such additional rules or restrictions shall be in writing and communicated to employees. Such further documentation is hereby incorporated into the Plan by reference.

(g) To the extent required by law and under such rules as the Plan Administrator shall adopt, loans shall also be made available on a reasonably equivalent basis to any Beneficiary or former Employee (i) who maintains an account balance under the Plan and (ii) who is still a party-in-interest (within the meaning of Section 3(14) of ERISA). Effective 10/18/89.

                      ARTICLE VII - VALUATION OF ACCOUNTS
                      -----------------------------------

7.01 Maintenance of Accounts

     There shall be established within each Investment Fund elected by the Member pursuant to Article VIII, a Deferred Account, a Member Account, a Company Deferred Account, a Company Member Account, a Rollover Account, a Prior Pension Account, a Member ESOP Account and a Company ESOP Account.

7.02 Valuation

     The Trustee shall value the Investment Funds as of each Valuation Date on a cash basis, except that the Florida Progress Corporation Employee Stock Ownership Fund shall be valued on the basis of shares. On each Valuation Date there shall be allocated to the Accounts of each Member his proportionate share of the increase or decrease in the fair market value of such Accounts in each of the Funds. Whenever an event requires a determination of the value of the Member's Accounts, the value shall be computed as of the Valuation Date coincident with or immediately following such event, subject to the provisions of paragraph 7.03.

7.03 Discretionary Power of the Committee

     The Investment Committee reserves the right to change from time to time the procedures and basis used in valuing the Investment Fund crediting (or debiting) the Accounts, or to change the Valuation Date used to determine the value of a Member's Account in order to effect a distribution, if it feels, after due deliberation and upon the advice of counsel and/or the current recordkeeper, that such an action is justified in that it results in a more accurate reflection of the fair market value of assets or it promotes the efficient or equitable operation of the Plan.

7.04 Statement of Accounts

     At least once a year, each Member shall be furnished with a statement setting forth the value of his Accounts and the Vested Portion of his Accounts.

                        ARTICLE VIII - INVESTMENT FUNDS
                        -------------------------------

8.01 Assets Held in Trust

     All assets of the Plan shall be held in trust by one or more Trustees appointed by the Investment Committee. Each Investment Fund described in paragraph 8.03 shall be held by a Trustee acting pursuant to, and in accordance with, the Trust Agreement entered into for that Investment Fund.

8.02 Exclusive Benefit Rule

     The principal or the income of the Trust shall not be used for any purpose whatsoever other than for the exclusive benefit of Members or their Beneficiaries or to meet any necessary expenses of the Plan which are not paid directly by the Company. The Company shall pay the expenses of the Plan, except for those related to the Florida Progress Corporation Employee Stock Ownership Fund.

8.03 Description of Investment Funds

     The Trust shall consist of separate Investment Funds as may be selected by the Investment Committee from time to time which provide Plan Members with the opportunity for diversification by asset class. The current Investment Funds are as follows:

     Aggressive Equity Fund
     ----------------------
     A Fund consisting primarily of such common or capital stocks of issues other than those of Florida Progress Corporation, such bonds or other securities convertible into common or capital stocks of issues other than those of Florida Progress Corporation, such shares of mutual funds and closed-end investment companies and such other similar types of investments (which may include investment in any commingled trust fund managed by the Trustee and selected by the Investment Committee which meets the requirements of Section 401(a) and is exempt from taxation under Section 501(a) of the Code and which is invested primarily in similar types of securities) as shall be purchased by the Trustee for the separate Accounts of Members selecting this Fund with the objective of achieving long-term capital growth by investing in the common stock of a diversified group of quality small to medium-capitalization companies with above average profitability and earnings growth. Effective 4/1/92.

     Indexed Equity Fund
     -------------------
     A Fund consisting of such common or capital stocks of issues other that Florida Progress Corporation, such bonds or securities convertible into common or capital stocks of issues other than Florida Progress Corporation, such shares of mutual funds and closed-end investment companies and such other similar types of investments (which may include investment in any commingled trust fund managed by the Trustee and selected by the Investment Committee which meets the requirements of Section 401(a) and is exempt from taxation under Section 501(a) and which is invested primarily in similar types of securities) as shall be purchased by the Trustee for the Accounts of Members selecting this Fund, including, pending the selection and purchase of suitable investments for this Fund, short-term investments selected by the Investment Committee, with the objective of achieving long-term capital growth by investing in the cross-section of stocks which comprise the Standard and Poor's 500 Index (S&P 500 Index).

Florida Progress Corporation Stock Fund
---------------------------------------
A Fund consisting of Company Stock, together with all income and accretions thereon, with the objective of achieving both income and capital growth with return based on dividends and changes in the stock's market value. The Investment Committee, as Trustee of this Investment Fund, may enter into an agreement with the Company to purchase or sell the Company Stock or may direct an agent independent from the Company (hereinafter an "Independent Agent") to purchase or sell Company Stock. The price for such stock, if purchased from or sold to the Company, shall be based on the New York Stock Exchange Composite Transactions on the 15th day of each month. However, the purchase or sales price on the reinvestment of cash dividends on Company Stock, if purchased from the Company, shall be based on the New York Stock Exchange Composite Transactions on the dividend payment date. In the event the 15th day of any month or a dividend payment date falls on a date other than a business day, the purchase or sales price shall be similarly determined on the next preceding business day. The price of such stock, including for the reinvestment of cash dividends, if purchased by or sold by an Independent Agent, shall be the average price at which the Independent Agent acquires the stock, plus any related brokerage commission to the Independent Agent. Members or their Beneficiaries shall have all voting rights with respect to Florida Progress Corporation common stock.

Florida Progress Corporation
----------------------------
Employee Stock Ownership Fund
-----------------------------
A Fund consisting of Company Stock, together with all income and accretion thereon, which has been established with respect to amounts transferred from the Former ESOP, with the objective of achieving both income and capital growth with return based on dividends and changes in the stock's market value. The Investment Committee, as Trustee of this Investment Fund, may enter into an agreement with the Company to purchase or sell Company Stock or may direct an Independent Agent to purchase or sell Company Stock. The purchase or sales price on the reinvestment of cash dividends on Company Stock, if purchased from the Company, shall be based on the New York Stock Exchange Composite Transactions on the dividend payment date. In the event a dividend payment date falls on a date other than a business day, the purchase or sales price shall be similarly determined on the next preceding business day. The price of Company Stock for such reinvestment of dividends, if purchased by or sold by an Independent

     Agent, shall be the average price at which the Independent Agent acquires the stock, plus any related brokerage commission to the Independent Agent. Members or their Beneficiaries shall have all voting rights with respect to Florida Progress Corporation common stock.

     Balanced Fund
     -------------
     A Fund consisting primarily of such common or capital stocks of issues other than those of Florida Progress Corporation, such bonds or other securities convertible into common or capital stocks of issues other than those of Florida Progress Corporation, such investment-grade fixed income securities, such shares of mutual funds and closed-end investment companies and such other similar types of equity and fixed income investments (which may include investment in any commingled trust fund managed by the Trustee and selected by the Investment Committee which meets the requirements of
     Section 401(a) and is exempt from taxation under Section 501(a) of the Code and which is invested primarily in similar types of securities) as shall be purchased by the Trustee for the separate Accounts of Members selecting this Fund with the objective of combining stability of income and principal with moderate, long-term capital growth by investing in a balance of dividend-paying common stocks (with S&P 500 characteristics) and investment -grade fixed income securities. Effective 4/1/92.

     Stable Value Fund
     -----------------
     This Fund shall consist primarily of fixed-income obligations, including but not limited to government and private bonds, debentures, notes, certificates of deposit, group contracts issued by legal reserve insurance companies or other financial institution or banking facility providing a guaranteed annual rate of interest and other similar fixed-income investments (which may include investments in any commingled trust fund managed by the Trustee and selected by the Investment Committee which meets the requirements of Section 401(a) of the Code and is exempt from taxation under Section 501(a) of the Code, and which is invested primarily in fixed income securities or fixed income investments) with the objective of preserving principal and providing stable income. Pending the selection and purchase of suitable investments, this Fund may be invested in short-term obligations of the United States Government and other short-term investments selected by the Investment Committee. Effective 4/1/92.

8.04 Reinvestment of Earnings

     Dividends, interest, and other distributions received on the assets held by the Trustees in respect of each of the above Funds shall be reinvested in the respective Fund, except as provided in paragraph 5.05.

8.05 Member Investment Elections

(a) Upon becoming a participating Member of the Plan and as of any subsequent Valuation Date, a Member may elect to invest subsequent contributions to his Member Account, Company Member Account, Company Deferred Account and Deferred Account in any Investment Fund, other than the Florida Progress Corporation Employee Stock Ownership Fund, in multiples of 10%. Such election shall remain in effect until a new election is made. If no election is made, his contributions shall be invested in the Stable Value Fund.

(b) A Member shall make a separate election regarding each rollover contribution to his Rollover Account. A contribution to the Member's Rollover Account may be invested in any Investment Fund, other than the Florida Progress Corporation Employee Stock Ownership Fund, in multiples of 10%.

8.06 Member Transfer Elections

(a) Not more than once in any calendar quarter, a Member may, in accordance with this subparagraph (a), elect to transfer all or a portion (in multiples of 10%) of the balance of his Accounts invested in any of the Investment Funds to one or more of the other Investment Funds other than the Florida Progress Corporation Employee Stock Ownership Fund. Effective 3/31/92.

(b) Not more often than once in any calendar quarter, a Member shall be entitled to transfer all or a portion (in multiples of 10%) of the balance of his Company ESOP Account and Member ESOP Account invested in the Florida Progress Corporation Employee Stock Ownership Fund to one or more of the other Investment Funds, other than the Florida Progress Corporation Stock Fund. Such transfer shall be made in accordance with such rules as the Plan Administrator shall prescribe. Effective 6/30/92.

8.07 Elections

     Elections by Members as set forth in this Article shall be made by giving Notice to the Plan Administrator in advance of the Valuation Date on which such election shall become effective. All elections are subject to the Plan Administrator's approval, and must comply with administrative specifications of the Plan Administrator.

8.08 Voting Rights
     As provided in this Article VIII, all shares of Company Stock (including fractional shares) allocated to Member's Accounts shall be voted by the Trustee(s) in accordance with instructions from the Member or, if applicable, his Beneficiary; provided, however, shares of Company Stock in the Florida Progress Corporation Stock Fund for which no instructions are received by the Trustee shall be voted by the Trustee. Fractional shares shall be voted by the Trustee on a combined basis, in order to reflect the direction of the Members holding such shares, or if no directions of the Members holding such shares have been received by the Trustee, such fractional shares shall be voted on a combined basis by the Trustee. Notwithstanding anything to the contrary in this paragraph 8.08, the Trustee shall not vote any allocated Company Stock in the Florida Progress Corporation Employee Stock Ownership Fund for which it has not received instructions.

     For purposes of this paragraph 8.08, a Member shall be a named fiduciary with respect to voting shares of Company Stock allocated to his Accounts to the extent he exercises his right to vote. If a Member fails to provide instructions with respect to the shares of Company Stock in the Florida Progress Corporation Stock Fund, he shall be deemed to have delegated the right to vote such shares to the Trustee.

                          ARTICLE IX - ADMINISTRATION
                          ---------------------------

9.01 Administration of the Plan

(a) The authority to control and manage the operation and administration of the Plan and assets of the Plan is placed in the Investment Committee which shall consist of not less than five persons appointed by resolution of the Board of Directors and serving at its pleasure. The Board of Directors shall designate the Plan Administrator and a Chairman and Secretary of the Investment Committee. the Board of Directors shall have no responsibility for the operation or administration of the Plan.

(b)  The Investment Committee shall have the authority to:
     (1) Establish the methodology to determine the interest rate for loans from the Plan;
     (2)  Appoint and remove the Trustees;
     (3) Enter into a Trust Agreement on behalf of the Company for each Investment Fund delegating to the Trustee such authority and upon such terms and conditions as it may deem appropriate in accordance with the provisions of the Plan and the applicable Investment Fund;
     (4) Direct the Trustees on all matters within its discretion as provided in the Trust Agreements;
     (5) Appoint and remove investment managers or counselors who may be delegated the authority to direct the Trustees in the management of the Investment Funds upon such terms and conditions as it may deem appropriate in accordance with the provisions of the Plan and consistent with the terms of the Trust Agreements;
     (6) Modify, alter, amend or terminate the Trust Agreements to the extent it may deem appropriate (including, but without limiting the generality of the foregoing, any amendment deemed necessary to ensure the tax exempt status of the Trust under Section 501(a) of the Code as amended from time to time) provided, however, that any such amendment shall be consistent with the rights of the Trustees and with the provisions of the Plan;
     (7) Direct the Trustees to maintain such accounts and furnish such information as the Committee may deem appropriate in the exercise of its authority;
     (8) Monitor and determine the adequacy of the investment performance of the Trustees and investment managers or counselors;
     (9) Employ and engage such financial, legal, clerical and other services to assist in the effective management and control of the assets of the Plan;
     (10) Keep such accounts and records as it may deem necessary or proper in the performance of its responsibilities under the Plan;
     (11) Establish such rules as may be necessary or desirable for the transaction of its business;
     (12) Direct the Plan Administrator in the administration of the foregoing authority;
     (13) Take all other actions reasonably necessary or convenient in furtherance of its authority.

9.02 Plan Administrator

(a) The Plan Administrator shall act as administrative representative on behalf of the Investment Committee in the exercise of its authority as set forth in Section 9.01 of this Article.

(b) In the exercise of his administrative responsibilities, the Plan Administrator shall:
     (i) Make uniform, nondiscriminatory rules establishing the procedure by which application for benefits under the Plan shall be made;
     (ii) maintain the accounts and records necessary to prepare the financial statements for annual or more frequent reports of the Plan which may be inspected by any Member in the office of the Plan Administrator;
     (iii) cause an annual audit of the financial statements of the Plan by independent certified public accountants, who may be those who audit the books of the Company;
     (iv) have the authority to interpret the Plan's terms and determine all questions of eligibility, status and rights of Members and their Beneficiaries, in its sole discretion, and any such interpretation or determination shall be conclusive upon all persons affected thereby;
     (v) reader benefit computations for Members in accordance with the Plan;
     (vi) direct the Trustees to disburse any funds held in trust with respect to payments provided for in Article VI;
     (vii) keep such accounts and records as it may deem necessary or proper in the performance of its responsibilities under the Plan;
     (viii) establish such rules as may be necessary or desirable for the transaction of its business;
     (ix) perform such reporting and disclosure activities as may be required by law or deemed appropriate;
     (x) employ and engage such financial, legal, clerical and other services to assist in the effective administration of the Plan; and
     (xi) perform such additional administrative duties as the Investment Committee may assign.

9.03 Named Fiduciaries

     The Investment Committee and the Plan Administrator are named fiduciaries within the meaning of the Employee Retirement Income Security Act of 1974. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

9.04 General Provisions

     The following provisions shall apply to the Investment Committee:

(a) In the exercise of his administrative responsibilities, the Plan Administrator shall:
(b) The Investment Committee may delegate to other persons all or such portion of its responsibilities as the Investment Committee in its discretion may decide. The Investment Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may determine. Action by a majority of the members shall be requisite and sufficient at all times to constitute the action of the Investment Committee.
(c)  Members of the Investment Committee shall:
     (1)  Receive no compensation for their services as such;
     (2) Be reimbursed by the Company for all expenses reasonably incurred by them in the proper performance of their responsibilities;
     (3) Discharge their duties solely in the interest of the Members and their Beneficiaries with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of a benefit plan of a like character and with like aims.

                     ARTICLE X - AMENDMENT AND TERMINATION
                     -------------------------------------

10.01 Amendment of Plan

      The Board reserves the right to modify, alter or amend this Plan thereunder from time to time to any extent that it may deem advisable including, but without limiting the generality of the foregoing, any amendment deemed necessary to ensure the continued qualified status of the Plan under Section 401(a) of the Code or the appropriate provisions of any subsequent revenue law. No amendment shall have the effect of diverting the whole or any part of the principal or income of the Trust to purposes other than for the exclusive benefit of Members or their Beneficiaries. A modification of the Plan may affect present as well as future Members but may not retroactively reduce the Accounts of any Member or reduce the nonforfeitable percentage of his Accounts below the nonforfeitable percentage thereof computed under the Plan as in effect on the later of the date on which the amendment is adopted or becomes effective.

10.02 Termination

      The Board may terminate the Plan or completely discontinue contributions for any reason at any time. In the event the Plan is terminated or contributions discontinued, the Plan shall be administered in accordance with Company policy and Internal Revenue Service regulations. In the event of termination of the Plan or in the event of discontinuance of contributions having the effect of such termination, the right of each Member to the amounts credited to his Account shall be nonforfeitable. In the event of a partial termination of the Plan, the provisions of this paragraph 10.02 shall be applicable to Members affected by such partial termination.

(b) Any associated or affiliated company may terminate its participation in the Plan by giving the Investment Committee prior written notice specifying a termination date which shall be the last day of a month and at least 60 days subsequent to the date such notice is received by the Investment Committee. The Investment Committee may terminate any company's participation in the Plan, as of any termination date specified by the Investment Committee, for the failure of a company to make proper contributions or to comply with any other provision of the Plan and shall terminate such company's participation upon complete and further discontinuance of the contributions. Upon any such partial termination of the Plan, the Company so terminated shall not make any further contributions under the Plan and no amount shall thereafter be payable under the Plan to or in respect of any Members then employed by such company except as provided in Article VI.

(c) Upon termination of the Plan, Deferred Cash Contributions, with earnings thereon, shall only be distributed to Members if (i) neither the Company nor a Non-participating Company establishes or maintains a successor defined contribution plan, and (ii) payment is made to the Members in the form of a lump sum distribution (as defined in Section 402(d)(4) of the Code, without regard to clauses (i) through
      (iv) of subparagraph (A), subparagraph (B), or subparagraph (F) thereof). For purposes of this subparagraph, a "successor defined contribution plan" is a defined contribution plan (other than an employee stock ownership plan as delivered in Section 4975(e)(7) of the Code ("ESOP") or a simplified employee pension as defined in Section 408(k) of the Code ("SEP")) which exists at the time the Plan is terminated or within the 12 month period beginning on the date all assets are distributed. However, in no event shall a delivered contribution plan be deemed a successor plan if fewer than two percent of the employees who are eligible to participate in the Plan at the time of its termination are or were eligible to participate under another defined contribution plan Of the Company or a Nonparticipating Company (other than an ESOP or a SEP) at any time during the period beginning 12 months before and ending 12 months after the date of the Plan's termination. Effective 1/1/92.

10.03 Distribution of Accounts Upon a Sale of Assets or a Sale of a Subsidiary

      Upon the disposition by the Company of at least 85 percent of the assets (within the meaning of Section 409(d)(2) of the Code) used by the Company in a trade or business or upon the disposition by the Company of its interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code), Deferred Cash Contributions, with earnings thereon, may be distributed to those Members who continue in employment with the employer acquiring such assets or with the sold subsidiary, provided that (a) the Company maintains the Plan after the disposition, (b) the buyer does not adopt the Plan or otherwise become a participating employer in the Plan and does not accept any transfer of assets or liabilities from the Plan to a plan it maintains in a transaction subject to Section 414(1)(1) of the Code, and (c) payment is made to the Member in the form of a lump sum distribution (as delivered in Section 402(d)(4) of the Code, without regard to clauses (i) through (iv) of subparagraph (A), subparagraph (B), or subparagraph (F) thereof). Effective 1/1/92.

                        ARTICLE XI - GENERAL PROVISIONS
                        -------------------------------

11.01 Uniform Administration

      Whenever in the administration of the Plan any action by the Company is required with respect to eligibility or classification of Employees or contributions or benefits, such action shall be uniform in nature as applied to all persons similarly situated and should not discriminate in favor or Employees who are officers, shareholders, persons whose principal duties consist in supervising the work of other Employees, or Highly Compensated Employees.

11.02 Source of Payment

      Benefits under this Plan shall be payable only from the Trust and the Company shall have no legal obligation, responsibility or liability to make any direct payment of benefits accrued under the Plan. Neither the Company nor the Trustee guarantees the Trust against any loss or depreciation or guarantees the payment of any benefit hereunder. No persons shall have any rights under the Plan with respect to the Trust, or against the Trustee or Company, except as specifically provided for herein.

11.03 No Right to Employment

      Nothing herein shall be deemed to give any Employee the right to be retained in the service of the Company or to interfere with the rights of the Company to discharge him at any time.

11.04 Inalienability of Benefits

      The rights or interest of a Member may not be assigned or hypothecated, and to the extent permitted by law, no payments from the Plan shall be subject to legal process or attachment for the payment of any claims against any person entitled to receive the same. Notwithstanding the foregoing, a portion of the amount of any monthly benefit payment, not in excess of 10 percent thereof, payable to or on account of a Member under the Plan may be assigned by such Member, provided such assignment is voluntary and revocable. The above prohibition on alienation shall apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Member pursuant to a domestic relations order, except that such prohibition on alienation shall not apply if the order is determined to be a Qualified Domestic Relations Order as defined in
      Section 414(p) of the Code. Notwithstanding any other provisions of the Plan, a Member's benefits shall be payable in accordance with the applicable requirements of a Qualified Domestic Relations Order and
      Section 414(p) of the Code. The Plan Administrator shall adopt rules uniformly applicable to all Members similarly situated for adjusting any benefits payable under the Plan on the Member's behalf to reflect payments made to a person other than the Member under a Qualified Domestic Relations Order.

      Notwithstanding anything herein to the contrary, if the amount payable to the alternate payee under the qualified domestic relations order is $3,500 or less such amount shall be paid in one lump sum as soon as practicable following the qualification of the order. If the amount exceeds $3,500, it may be paid as soon as practicable following the qualification of the order if the qualified domestic relations order so provides and the alternate payee consents thereto; otherwise it may not be payable before the earliest of (i) the Member's termination of employment, (ii) the time such amount could be withdrawn under Article VI or (iii) the Member's attainment of age 50. Effective 1/1/94.

11.05 Payment Due an Incompetent

      If the Company determines that any person to whom a payment is due hereunder is unable to care for his affairs because of physical or mental disability, it shall have the authority to cause the payments becoming due to such person to be made to the spouse, brother, sister or other such person deemed by the Company to have incurred expense for such person otherwise entitled to payment (unless prior claim shall have been made by a duly qualified guardian or other legal representative) without responsibility of the Company or the Trustee to see to the application of such payments. Payments made pursuant to such power shall operate as a complete discharge of the obligations of the Company, the Trustee and the Trust.

11.06 Merger or Consolidation

      The Plan may not be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan unless each Member, spouse, former Member or Beneficiary under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

11.07 Prevention of Escheat

      If the Plan Administrator cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, the Plan Administrator may, no earlier than four years from the date such payment is due, mail a notice of such due and owing payment to the last known address of such person, as shown on the records of the Plan Administrator or the Company. If such person has not made written claim therefor within three months of the date of the mailing, the Plan Administrator may, if it so elects and upon receiving advice from counsel to the Plan, direct that such payment and all remaining payments otherwise due such person be canceled on the records of the Plan and the amount thereof applied to reduce the contributions of the Company. Upon such cancellation, the Plan and the Trust shall have no further liability therefor except that, in the event such person or his beneficiary later notifies the Plan Administrator of his whereabouts and requests the payment or payments due to him under the Plan, the amount so applied shall be paid to him in accordance with the provisions of the Plan. Effective 1/1/95.

11.08 Laws Applicable

      The provisions of the Plan shall be construed, administered and enforced in accordance with the laws of the State of Florida and applicable federal law, except that the Trust Agreements and all acts thereunder shall be governed with the laws specified therein.